UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2013

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

794 Lexington Ave. Suite 3R New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 917-297-3674.

N/A

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enty into a material definitive agreement

Viropro and Therapix (formerly Nasvax), an Israeli company trading on the Tel Aviv Stock Exchange, have signed a non-binding letter of intent to merge or otherwise combine the two companies, which would result in Viropro directly or indirectly owning all of the Therapix assets, rights, and liabilities.  Therapix is developing an Anti CD 3 immunotherapy technology, which would complement Viropro’s present technologies to focus on the treatment of diabetes." The transaction is subject to several conditions, including completion of due diligence by both companies, execution of necessary documents, approval by the directors and shareholders, and compliance with applicable regulatory agencies governing the respective companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2013

VIROPRO, INC.

/s/ Cynthia Ekberg Tsai

Cynthia Ekberg Tsai, Chair and CEO